UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 16, 2015

ENTEGRA FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

North Carolina	001-35302	45-2460660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

14 One Center Court Franklin, North Carolina	28734
(Address of principal executive offices)	(Zip Code)

(828) 524-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

Effective November 16, 2015, the board of directors (the “Board of Directors”) of Entegra Financial Corp., a North Carolina corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) in respect of each share of common stock of the Company (“Common Share”) outstanding at the close of business on November 27, 2015 (the “Record Date”), and to become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (each as defined in the Plan).  The Rights will be issued pursuant to a Tax Benefits Preservation Plan, dated as of November 16, 2015 (the “Plan”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).  Each Right represents the right to purchase, upon the terms and subject to the conditions in the Plan, 1/10,000th of a share of Junior Participating Preferred Stock, Series A, no par value per share (“Preferred Share”), for $39.18 (the “Purchase Price”), subject to adjustment.

The purpose of the Plan is to protect the Company’s ability to use certain deferred tax assets, such as net operating loss carryforwards (the “Tax Benefits”), to offset future taxable income.  The Company’s use of the Tax Benefits in the future would be significantly limited if it experiences an “ownership change” for U.S. federal income tax purposes.  In general, an “ownership change” will occur if there is a cumulative increase in the Company’s ownership by “five-percent shareholders” (as defined under U.S. income tax laws) that exceeds 50 percentage points over a rolling three-year period.

The Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person from becoming a beneficial owner of 4.99% or more of the then outstanding Common Shares  (a “Threshold Holder”).  There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.

A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change tax assets in an amount generally equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments).

After giving careful consideration to this issue, the Board of Directors has concluded that the Plan is in the best interests of the Company and its shareholders.

Prior to the Distribution Date (as defined below), the Rights would be evidenced by, and trade with, the Common Shares and would not be exercisable.  After the Distribution Date, the Company would cause the Rights Agent to mail rights certificates to shareholders and the Rights would trade independently of the Common Shares.

The Rights would separate from the Common Shares and become exercisable following the earlier of (i) the close of business on the 10th business day after the date (the “Shares Acquisition Date”) of the first public announcement by the Company in a press release expressly referring to the Plan indicating that an Acquiring Person (as defined below) has become such and (ii) the close of business on the 10th business day (or such later day as may be designated by the Board of Directors prior to a Shares Acquisition Date) after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person (such earlier date, the “Distribution Date”).

On or after the Distribution Date, each Right (other than Rights treated as beneficially owned by the Acquiring Person) will generally entitle the holder to buy for the Purchase Price, that number of Common Shares having a market value of twice the Purchase Price.

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An “Acquiring Person” means any person who or which, together with its affiliates, beneficially owns 4.99% or more of the Common Shares, other than (i) the United States government; (ii) the Company or any subsidiary or employee benefit plan or compensation arrangement of the Company, or any entity or trustee holding Company securities to the extent organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement; (iii) any person who or which, together with its affiliates, was on the Record Date, the beneficial owner of 4.99% or more of the Common Shares, unless such person’s percentage beneficial ownership increases on or after the Record Date; (iv) any person who or which the Board of Directors determines, in its sole discretion, has inadvertently become a 4.99% holder so long as such person promptly commits to divest sufficient shares so that such person is no longer a 4.99% holder; (v) any person who or which became a 4.99% holder as a result of the Company’s acquisition of Common Shares; and (vi) any person that has become a 4.99% holder if the Board of Directors in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the Tax Benefits.

At any time after the Shares Acquisition Date, the Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Rights for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustments and limitations described in the Agreement.

The issuance of the Rights is not taxable to holders of the Company’s Common Shares for U.S. federal income tax purposes.

The Board of Directors may, at its option, redeem all, but not fewer than all, of the then outstanding Rights at a redemption price of $0.0001 per Right at any time prior to the Shares Acquisition Date.

The Rights will expire on the earlier of (i) the close of business on November 15, 2020, (ii) the time at which all Rights are redeemed, (iii) the time at which all Rights are exchanged, (iv) such time as the Board of Directors determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the Tax Benefits and (v) a date prior to the Shares Acquisition Date on which the Board of Directors determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of the Company and its shareholders.

The Company may from time to time before the Shares Acquisition Date supplement or amend the Plan without the approval of any holders of Rights (or, prior to the Distribution Date, the holders of Common Shares).  After the Shares Acquisition Date, the Plan shall not be amended in any manner that would adversely affect the interests of the holders of Rights.

A Rights holder has none of the rights of a shareholder of the Company, including the right to vote and to receive dividends.  The Plan includes anti-dilution provisions designed to maintain the effectiveness of the Rights.

The above summary of the Plan is qualified by the full text of the Plan which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference in its entirety.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Plan referenced in Item 1.01 above, the Board of Directors approved an amendment to Company’s Articles of Incorporation for the purpose of creating the Junior Participating Preferred Stock, Series A, no par value per share, and to fix the designation, preferences, limitations and relative rights thereof (the “Articles of Amendment”).  The Articles of Amendment were filed with the Secretary of the State of North Carolina and became effective on November 16, 2015.  The Articles of Amendment are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01	Other Events.

On November 16, 2015, the Company issued a press release announcing the adoption of the Tax Benefits Preservation Plan and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.
3.1	Articles of Amendment to the Company’s Articles of Incorporation establishing the Junior Participating Preferred Stock, Series A.

4.1	Tax Benefits Preservation Plan, dated as of November 16, 2015, between Entegra Financial Corp. and Computershare Trust Company, N.A., which includes the Form of Articles of Amendment to the Company’s Articles of Incorporation establishing the Junior Participating Preferred Stock, Series A, as Exhibit A, Form of Right Certificate as Exhibit B and Form of Summary of Rights as Exhibit C.

99.1	Press Release dated November 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Dated: November 16, 2015	By:	/s/ David A. Bright
David A. Bright
Chief Financial Officer

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